Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1-A1 relating to the reviewed financial statements of Naploy Corp. for the period ended October 31, 2023 and to all references to our firm included in this Registration Statement.

Certified Public Accountants

Lakewood, CO

December 6, 2023